Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 03 September 2013 with respect to the consolidated financial statements of Kofax plc, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-191554) and related Prospectus of Kofax Limited dated 22 November 2013.

/s/ Ernst & Young LLP

Reading, United Kingdom

22 November 2013

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 03 September 2013 with respect to the financial statements of Kofax Limited, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-191554) and related Prospectus of Kofax Limited dated 22 November 2013.

/s/ Ernst & Young LLP

Reading, United Kingdom

22 November 2013